UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38341	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value per share	ALSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on July 22, 2021 (the “Closing Date”) of the transaction contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among Alaska Communications Systems Group, Inc., a Delaware corporation (the “Company”), Alaska Management, Inc., a Delaware corporation, as successor in interest to Project 8 Buyer, LLC, a Delaware limited liability company (“Parent”), and Project 8 MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). On the terms, and subject to the conditions, of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

Item 1.02 Termination of a Material Definitive Agreement.

As of immediately prior to the effective time of the Merger (the “Effective Time”), the Company’s Amended and Restated 2012 Employee Stock Purchase Plan was terminated.

As of the Effective Time, Alaska Communications Systems Holdings, Inc. (“Alaska Holdings”) caused to be repaid all outstanding amounts owed under, and terminated, Alaska Holdings’ existing First Amended and Restated Credit Agreement (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of January 15, 2019, by and among Alaska Holdings, as the borrower, the Company and certain of its direct and indirect subsidiaries, as guarantors, ING Capital LLC, as administrative agent, and the lenders party thereto. Upon termination of the Credit Agreement, all of the guarantees of the obligations under the Credit Agreement and related loan documents were terminated and all security interests and liens granted under the Credit Agreement and related loan documents were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the Effective Time, each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or Merger Sub) was converted into the right to receive $3.40 in cash (the “Merger Consideration”), without interest.

Each restricted stock unit award issued under the stock plan of the Company that was subject solely to time-based vesting (a “Company RSU Award”) and that was outstanding immediately prior to the Effective Time, whether or not vested, was cancelled as of the Effective Time in exchange for an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company RSU Award by (ii) the Merger Consideration.

Each restricted stock unit award issued under the stock plan of the Company that was subject to performance-based vesting (the “Company PSU Awards”) and that was outstanding immediately prior to the Effective Time was cancelled as of the Effective Time in exchange for an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company PSU Award based on the performance certifications discussed below by (ii) the Merger Consideration. With respect to the portions of the Company PSU Awards that were subject to vesting based on stock price appreciation, performance was certified by the Compensation Committee of the Company’s Board of Directors (the “Committee”) to have been met for Company PSU Awards with price targets of $3.25 per share and not met for Company PSU Awards with price targets of $3.75 and $4.25 per share. With respect to the portions of the Company PSU Awards that were subject to vesting based on free cash flow (the “FCF PSUs”), performance was certified by the Committee to have been met at maximum levels (with payment equal to 150% of target, in the case of 2019 FCF PSUs and 125% of target, in the case of 2020 FCF PSUs). Payment for the FCF PSUs will be made on the earliest of (i) the applicable time-based vesting date of the cancelled FCF PSUs, subject to the former holder’s continued employment through such date, (ii) the one-year anniversary of the Closing Date and (iii) the date on which the employment of the former holder is terminated without cause.

Each share of Company Common Stock granted to the directors of the Company that was subject to a deferral election (a “Deferred Stock Award”) and that was outstanding immediately prior to the Effective Time was cancelled as of the Effective Time in exchange for an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Deferred Stock Award by (ii) the Merger Consideration.

The description of the Merger Agreement and the Merger contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 4, 2021, and is incorporated by reference herein. The information set forth in the Introductory Note, Item 3.01, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the Nasdaq Global Select Market (the “Nasdaq”) on the Closing Date that, effective on that date, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time was automatically converted into the right to receive the Merger Consideration. As a result, it is expected that all shares will be removed from trading on the Nasdaq following the close of trading on the Closing Date. Also on the Closing Date, the Surviving Corporation requested that the Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of Company Common Stock from the Nasdaq and the deregistration of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Form 15 with the SEC requesting the termination of registration of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Company Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

Upon the Effective Time, each holder of Company Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company (other than the rights of holders of Company Common Stock to receive the Merger Consideration).

To the extent required by Item 3.03 of Form 8-K, the information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Surviving Corporation became a wholly-owned subsidiary of Parent.

The information set forth above in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, David W. Karp, Peter D. Aquino, Wayne Barr, Jr., William H. Bishop, Benjamin C. Duster and Shelly Lombard resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors on which they served. Brian Block, Aaron Blazar, Michael Prior, Justin Benincasa and Brad Martin became directors of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company were each amended and restated in their entirety as set forth in Exhibit 3.1 and Exhibit 3.2 hereto, respectively, each of which are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 31, 2020, by and among Alaska Communications Systems Group, Inc., Alaska Management, Inc., as successor in interest to Project 8 Buyer, LLC, and Project 8 MergerSub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 4, 2021)

3.1	Certificate of Incorporation of Alaska Communications Systems Group, Inc., dated July 22, 2021

3.2	By-laws of Alaska Communications Systems Group, Inc., dated July 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.
(Registrant)
Date: July 22, 2021

/s/ Leonard A. Steinberg
Leonard A. Steinberg Corporate Secretary